MML SERIES INVESTMENT FUND

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

MML SERIES INVESTMENT FUND
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MML SERIES INVESTMENT FUND

MML Large Cap Value Fund

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on April 17, 2001

        A special meeting of shareholders (the “Meeting”) of the MML Large Cap Value Fund (the “Fund”) of MML Series Investment Fund (the “Trust”) will be held at the offices of the Trust, 1295 State Street, Springfield, MA 01111, on Tuesday, April 17, 2001 at 10:00 a.m., Springfield time, for the following purposes:

        1.  Proposal 1—Proposed Sub-Advisory Agreement.     For the shareholders of the Fund, to approve the proposed sub-advisory agreement between Massachusetts Mutual Life Insurance Company and Davis Selected Advisers, L.P., as described in the attached Proxy Statement.

2. Other Business. For shareholders of the Fund to consider and act upon such other matters as may properly come before the Meeting.

        Shareholders of record as of the close of business on February 16, 2001 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. If you attend the Meeting, you may vote your shares in person. EVEN IF YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Any shareholder present at the Meeting may vote personally on all matters brought before the Meeting and, in that event, such shareholder’s proxy will not be used.

By order of the Trustees of the Trust.

Thomas M. Kinzler,
Vice President and Secretary

March 5, 2001

MML LARGE CAP VALUE FUND

of

MML SERIES INVESTMENT FUND
1295 State Street
Springfield, MA 01111

PROXY STATEMENT

        The enclosed proxies are solicited by the Board of Trustees (the “Trustees”) of MML Series Investment Fund (the “Trust”) for use at the special meeting of shareholders (the “Meeting”) to be held at the offices of the Trust, 1295 State Street, Springfield, MA 01111, at 10:00 a.m., Springfield time, on Tuesday, April 17, 2001, and at any adjournments thereof. Shareholders of record at the close of business on February 16, 2001 (the “Record Date”) are entitled to vote at the Meeting or any adjourned session. These proxy materials are being mailed, or otherwise being made available, to shareholders on or about March 5, 2001.

        The Meeting will be held for the following purposes: (1) to approve the proposed subadvisory agreement between Massachusetts Mutual Life Insurance Company (the “Adviser”) and Davis Selected Advisers, L.P. (the “Sub-Adviser”) and (2) to transact such other business as may properly come before the Meeting or any adjournments thereof.

        This Proxy Statement explains why the Investment Sub-Advisory Agreement in effect for the Fund prior to the Closing Date, as defined below (the “Prior Sub-Advisory Agreement”), terminated and why the Trustees approved a new Investment Sub-Advisory Agreement between the Adviser and the Sub-Adviser for the Fund (the “New Sub-Advisory Agreement”), as well as to describe generally the terms of the New Sub-Advisory Agreement. This Proxy Statement also explains why shareholders are being asked to approve the New Sub-Advisory Agreement. Except for certain differences explained below, the proposed New Sub-Advisory Agreement is identical to the Prior Sub-Advisory Agreement.

        Timely, properly executed proxies will be voted as you instruct. If no specification is made with respect to the Proposal, shares will be voted in accordance with the recommendation of the Trustees. At any time before it has been voted, the enclosed proxy may be revoked by the signer by a written revocation received by the Secretary of the Trust, by properly executing a later-dated proxy, or by attending the Meeting and voting in person.

        Solicitation of proxies by personal interview, mail, and telephone may be made by officers and Trustees of the Trust and officers and employees of the Adviser, its affiliates and other representatives of the Trust, as described below.

I.	PROPOSAL 1: APPROVAL OR DISAPPROVAL OF THE NEW SUB-ADVISORY AGREEMENT ON BEHALF OF THE FUND

        The Trustees of the Trust unanimously recommend that shareholders of the Fund approve the New Sub-Advisory Agreement, so that the Sub-Adviser may continue to serve as sub-adviser of the Fund. Accordingly, this Proposal seeks the approval of the shareholders of the Fund of the New Sub-Advisory Agreement. The Sub-Adviser currently serves as sub-adviser to the Fund, so the New Sub-Advisory Agreement will allow the Sub-Adviser to continue to manage the Fund on a day-to-day basis subject to the general supervision of the Adviser.

    Termination of the Prior Sub-Advisory Agreement and Trustee Approval of the New Sub-Advisory Agreement

        The Fund’s Prior Sub-Advisory Agreement terminated when the Sub-Adviser’s parent company, Venture Advisers, Inc. (“Venture”) transferred control of the Sub-Adviser (the “Transaction”) to Davis Investments, LLC (“Davis LLC”) on December 31, 2000 (the “Closing Date”). Prior to the Closing Date, Venture, which is controlled by Shelby M.C. Davis, served as general partner of the Sub-Adviser. Following the Closing Date, Davis LLC, which is controlled by Christopher C. Davis, son of Shelby M.C. Davis, serves as general partner of the Sub-Adviser. A federal law, the Investment Company Act of 1940, as amended (the “Investment Company Act”), provides generally that the advisory agreements of mutual funds, including sub-advisory agreements such as the Prior Sub-Advisory Agreement, automatically terminate in the event of an “assignment,” as that term is defined in the Investment Company Act. The Investment Company Act defines “assignment” to include, in general, transactions in which there is a change in the ownership of an investment adviser, including a sub-adviser such as the Sub-Adviser, or its parent company (such as the Transaction). The terms of the Prior Sub-Advisory Agreement also stipulate that it terminates in the event of its assignment, as defined in the Investment Company Act. In general, a mutual fund cannot enter into a new advisory agreement, including a sub-advisory agreement such as the New Sub-Advisory Agreement, unless the shareholders of that fund vote to approve that agreement.

        At a meeting of the Trustees on August 7, 2000, the Trustees approved an Interim Investment Sub-Advisory Agreement between the Adviser and the Sub-Adviser (the “Interim Sub-Advisory Agreement”) pursuant to Rule 15a-4 under the Investment Company Act. In general, Rule 15a-4 allows a fund to operate under an interim advisory agreement during the period between the termination of a prior advisory agreement and the date on which the requisite shareholder approval is obtained for a new advisory agreement. The material terms of the Interim Sub-Advisory Agreement are identical to the terms of both the Prior Sub-Advisory Agreement and the New Sub-Advisory Agreement, except for certain provisions in the Interim Sub-Advisory Agreement as required by Rule 15a-4.

        At their meeting on August 7, 2000, the Trustees also approved the New Sub-Advisory Agreement and recommended that the shareholders approve the New Sub-Advisory Agreement. On the Closing Date, the Prior Sub-Advisory Agreement terminated, as described previously, and the Interim Sub-Advisory Agreement became effective. The Interim Sub-Advisory Agreement may not have a term of more than 150 days after the Closing Date and thus will expire on the earlier of (i) 150 days from the Closing Date or (ii) the date on which the New Sub-Advisory Agreement is approved by a “majority” of the Fund’s outstanding voting securities (as such term is defined in the Investment Company Act). Upon shareholder approval of the New Sub-Advisory Agreement, the Interim Sub-Advisory Agreement will terminate pursuant to its terms, and the New Sub-Advisory Agreement will become effective.

        As described below, the Trustees carefully considered the matter and concluded that it was appropriate for the Fund to enter into the New Sub-Advisory Agreement so that the Sub-Adviser could continue to manage the Fund on the same terms as were in effect prior to the Transaction.

        No change in the sub-advisory fee rate paid by the Adviser to the Sub-Adviser with respect to the Fund is being proposed. Furthermore, except for the dates of the agreements, the New Sub-Advisory Agreement is identical to the Prior Sub-Advisory Agreement.

    Description of the New Sub-Advisory Agreement

        As indicated previously, the New Sub-Advisory Agreement is identical to the Prior Sub-Advisory Agreement except for the dates of the Agreements. Appendix A to this Proxy Statement sets forth information about the Prior Sub-Advisory Agreement, including the date of the Prior Sub-Advisory Agreement and the advisory fee rate payable under both the New Sub-Advisory Agreement and the Prior Sub-Advisory Agreement. Appendix B to this Proxy Statement contains the form of the New Sub-Advisory Agreement. While the next several paragraphs briefly summarize some important provisions of the New Sub-Advisory Agreement, you should read Appendixes A and B for a complete understanding of the New Sub-Advisory Agreement.

        Like the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement essentially provides that the Sub-Adviser, under the Trustees’ and the Adviser’s supervision, will, among other things, (1) provide investment advice and recommendations to the Fund with respect to the Fund’s investments, investment policies and the purchase, sale or other distribution of securities and other investments, (2) arrange for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund and (3) provide reports regarding the foregoing to the Trustees at each board meeting.

        Like the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement provides that the Sub-Adviser will not be liable to the Fund or its shareholders, except in the event of the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard to its obligations and duties under the New Sub-Advisory Agreement.

    Basis for the Trustees’ Recommendation

        As indicated previously, at a meeting held on August 7, 2000, the Trustees approved the New Sub-Advisory Agreement. In coming to this recommendation, the Trustees considered a wide range of information of the type they regularly consider when determining whether to continue a fund’s sub-advisory agreement as in effect from year to year. The Trustees considered information about, among other things:

•	the Sub-Adviser and its personnel (including particularly those personnel with responsibilities for providing services to the Fund), resources and investment process;

•	the terms of the relevant advisory agreement (in this case, the New Sub-Advisory Agreement);

•	the scope and quality of the services that the Sub-Adviser has been providing to the Fund;

•	the investment performance of the Fund and of similar funds sub-advised by other sub-advisers;

•
the advisory fee rates payable to the Sub-Adviser by the Adviser and by other funds and client accounts managed or sub-advised by the Sub-Adviser, and payable by similar funds managed by other advisers (Appendix C to this Proxy Statement contains information regarding the fee schedule for other funds advised or sub-advised by the Sub-Adviser that have investment objectives similar to those of the Fund);

•	the total expense ratios of the Fund and of similar funds managed by other advisers; and

•
the Sub-Adviser’s practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Fund, and the brokers’ and dealers’ provision of brokerage and research services to the Sub-Adviser (see “Certain Brokerage Matters” below for more information about these matters).

        In addition to reviewing these kinds of information, which the Trustees regularly consider on an annual or more frequent basis, the Trustees gave particular consideration to matters relating to the possible effects on the Sub-Adviser and the Fund of the Transaction. Among other things, the Trustees considered:

•	the stated intention of Davis LLC that the Transaction would not change the investment approach or process used by the Sub-Adviser in managing the Fund;

•
representations of senior executives of the Sub-Adviser and the portfolio managers of the Fund that they had no intention of terminating their employment with the Sub-Adviser as a result of the Transaction, and representations of the Sub-Adviser and Davis LLC that they had no intention of terminating the employment of these executives or portfolio managers as a result of the Transaction;

•	the general reputation and the financial resources of the Sub-Adviser; and

•
the fact that the affiliate of the Sub-Adviser that currently provides brokerage services to the Fund was willing to do so following the Transaction, and that the compensation and fees payable by the Fund for these services were not expected to change as a result of the Transaction.

        After carefully considering the information summarized above, the Trustees, including the Trustees who are not “interested persons” of the Trust, the Adviser or the Sub-Adviser (as such term is defined in the Investment Company Act), unanimously voted to approve the New Sub-Advisory Agreement for the Fund.

    Information About the Ownership of the Sub-Adviser and the Transaction

        The following description of the Sub-Adviser and the Transaction was provided to the Trust by the Sub-Adviser.

        The Sub-Adviser is a limited partnership that has one general partner, Davis LLC. Christopher C. Davis is the principal executive officer of the Sub-Adviser. The principal occupation of Mr. Davis is his position with the Sub-Adviser. Prior to the Closing Date, Venture controlled the Sub-Adviser by owning all of the general partnership units issued by the Sub-Adviser. On the Closing Date, Venture transferred 100 general partnership units to Davis LLC. Immediately thereafter, Venture’s remaining general partnership units were converted into limited partnership units. Venture continues to own approximately 44% of the economic value of the Sub-Adviser as a limited partner. Davis LLC now owns all of the general partnership units issued by the Sub-Adviser and thereby controls the Sub-Adviser. Davis LLC paid approximately $11,000 to Venture as consideration for purchasing the general partnership units. The address of the Sub-Adviser, Davis LLC and Venture is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.

        Christopher C. Davis is the vice chairman and a director of Venture. Mr. Davis also is the sole member and chief executive officer of Davis LLC. Mr. Davis’ address is 609 Fifth Avenue, New York, New York 10017.

    Certain Brokerage Matters

        In their consideration of the New Sub-Advisory Agreement, the Trustees took account of the Sub-Adviser’s practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Fund, and the brokers’ and dealers’ provision of brokerage and research services to the Sub-Adviser. The Sub-Adviser has informed the Trustees that it does not expect to change these practices as a result of the Transaction. The following summary of these practices was provided to the Trust by the Sub-Adviser.

        As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sub-Adviser may cause the Fund to pay to a broker which provides brokerage and research services to the Fund an amount of disclosed commission in excess of the commission which another broker would have charged for effecting that transaction. This practice is subject to a good faith determination by the Sub-Adviser that the price is reasonable in light of the services provided viewed either in terms of the specific transaction involved in the Sub-Adviser’s overall duties to the Fund or the policies that the Trustees of the Trust may adopt from time to time.

        The Sub-Adviser may cause portfolio transactions for the Fund to be executed by Shelby Cullom Davis & Co. (“SCD”), a brokerage firm that is affiliated with the Sub-Adviser since Davis family members also control it. The Fund pays brokerage commissions to this brokerage firm for executing these portfolio transactions. The Sub-Adviser has informed the Adviser that the Sub-Adviser follows procedures designed to ensure that the commissions paid to SCD are equal to or less than those paid to other brokers in connection with comparable transactions involving similar securities and that the commissions charged to the Fund by SCD do not exceed commissions charged to other clients in connection with comparable transactions involving similar securities.

    Vote Required

        Adoption of this Proposal 1 for the Fund will require the approval of a “vote of a majority of the outstanding voting securities” of the Fund, as defined in the Investment Company Act. Under the Investment Company Act, a “vote of a majority of the outstanding voting securities” of the Fund is defined as the lesser of (i) 67% of the Fund’s outstanding shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy or (ii) more than 50% of the Fund’s outstanding shares.

        THE BOARD, INCLUDING ITS INDEPENDENT TRUSTEES, HAS CAREFULLY REVIEWED PROPOSAL 1 AND BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF THE FUND. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE TO APPROVE PROPOSAL 1.

II.  OTHER INFORMATION

        Certain additional information regarding the Trust, the Fund, and the Meeting is presented below.

        The Adviser.    The address of the Adviser is 1295 State Street, Springfield, Massachusetts 01111. The Adviser also serves as the administrator of the Fund.

        Annual and Semi-Annual Reports.    The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. You can obtain a copy of these Reports without charge by writing to the Trust at 1295 State Street, Springfield, Massachusetts 01111 or by calling 800-272-2216 and pressing 2 for annuities.

        Outstanding Shares.    As of the Record Date, there were 1,067,879.441 shares of the Fund outstanding and entitled to vote. Each shareholder is entitled to one vote for each full share and a fractional vote for each fractional share outstanding on the books of the Fund in the name of the shareholder or his or her nominee on the Record Date.

        As of the Record Date, the Adviser and C.M. Life Insurance Company (“C.M. Life”) own of record all of the outstanding shares of the Fund. However, the owners of variable life insurance policies and variable annuity contracts that depend upon the investment performance of the following separate accounts will have the right to instruct the Adviser and C.M. Life as to how shares of the Fund deemed attributable to their contracts as of the Record Date shall be voted:

Massachusetts Mutual Variable Annuity Separate Account 4;
Strategic Variable Life Plus Product; and
C.M. Multi-Account A.

    Solicitation of Proxies

        The solicitation is being made primarily by the mailing of this Proxy Statement and the accompanying proxy card on or about March 5, 2001. Supplementary solicitations may be made. The expenses incurred in connection with preparing this Proxy Statement and with the solicitation of proxies, the costs of holding the Meeting, and other expenses associated with obtaining the approval of the Fund and its shareholders, will not be borne by the Fund, but rather will be borne by the Adviser and/or the Sub-Adviser.

    Certain Matters relating to the Fund, the Trust, and the Meeting

        The Trust was established by the Adviser for the purpose of providing a vehicle for the investment of various separate accounts of the Adviser and its life insurance subsidiaries, including MML Bay State and C.M. Life. Shares of the Fund and shares of other funds in the Trust are offered solely to separate accounts established by the Adviser and its life insurance company subsidiaries but are not offered to the general public.

        The Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) provides that 30% of the shares of the Fund entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Meeting. Any lesser number shall be sufficient for adjournments.

        If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the Proposal.

        The Declaration of Trust provides that a proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy, the Trust receives a specific written notice to the contrary from any one of them. The Declaration of Trust further provides that a proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise, and that the burden of proving invalidity shall rest on the challenger.

        Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Trust as tellers for the Meeting. The tellers will count the total number of votes cast “for” approval of the Proposal for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count all shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or the persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming the presence of a quorum, abstentions and broker non-votes have the effect of a negative vote on the Proposal.

        In the event that a quorum is not present for purposes of acting on the Proposal, or if sufficient votes in favor of the Proposal are not received by the time of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal that has not then been adopted. They will vote against any such adjournment those proxies required to be voted against the Proposal that has not then been adopted and will not vote any proxies that direct them to abstain from voting on such proposals. Any proposals for which sufficient favorable votes have been received by the time of the Meeting will be acted upon, and such action will be final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

        Although the Meeting is called to transact any other business that may properly come before it, the only business that management intends to present or knows that others will present is the Proposal mentioned in the Notice of Special Meeting and described in this Proxy Statement.

        At the time of the preparation of this Proxy Statement, management has not been informed of any matters that will be presented for action at the Meeting other than the Proposal listed in the Notice of Meeting. If other matters are properly presented to the Meeting for action, the persons named in the Proxy will vote or refrain from voting in accordance with their best judgment on those matters.

        The Trust is not required to hold annual or other periodic meetings of shareholders except as required by the Investment Company Act, and does not intend to do so. The next meeting of shareholders will be held at such time as the Trustees of the Trust may determine or at such time as may be legally required. Any shareholder proposal intended to be presented at such meeting must be received by the Trust at its office a reasonable time prior to the meeting, as determined by the Trustees, to be included in the Trust’s Proxy Statement and form of proxy relating to such meeting, and must satisfy all other federal and state legal requirements.

        A Proxy may be revoked by a shareholder at any time prior to its use by written notice to the Trust, by submission of a later dated proxy, or by voting in person at the Meeting.

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

APPENDIX A

Certain Information Regarding The Prior Sub-Advisory Agreement

Name of Fund	Sub-Advisory Fee Rate Schedule	Date of Prior Sub-Advisory Agreement	Description of Trustee Action Regarding Prior Sub-Advisory Agreement Since Beginning of Fund’s Last Fiscal Year	Date of Last Submission of Prior Sub-Advisory Agreement for Shareholder Approval and Reason for Submission
MML Large Cap Value Fund	.45% on the first $100 million of Aggregate Assets*	May 1, 2000	Approved in February, 2000	Date of last submission: May 1, 2000

	.40% on the next $400 million of Aggregate Assets*			Reason for submission: Approval by the sole shareholder in connection with the initial capitalization of the Fund

.35% on Aggregate Assets* in excess of $500 million

*	As defined in the Prior Sub-Advisory Agreement and in the New Sub-Advisory Agreement.

APPENDIX B

INVESTMENT SUB-ADVISORY AGREEMENT

        This Investment Sub-Advisory Agreement (this “Sub-Advisory Agreement”), is by and between Davis Selected Advisers, L.P. (the “Sub-Adviser”) and Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts (“MassMutual”), for the MML Large Cap Value Fund (the “Fund”), a series of MML Series Investment Fund (the “Trust”), a Massachusetts business trust which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Act”), effective as of the      day of                      , 2001.

        WHEREAS, the Trust has appointed MassMutual as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the “Advisory Agreement”);

        WHEREAS, the Advisory Agreement provides that MassMutual may, at its option, subject to approval by the Trustees of the Trust and, to the extent necessary, the shareholders of the Fund, appoint a sub-adviser to assume certain responsibilities and obligations of MassMutual under the Advisory Agreement;

        WHEREAS, MassMutual and the Sub-Adviser are investment advisers registered with the Commission as such under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

        WHEREAS, MassMutual desires to appoint the Sub-Adviser as its sub-adviser for the Fund and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth;

        NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, MassMutual, the Fund and the Sub-Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    General Provision.

        (a)  MassMutual hereby employs the Sub-Adviser and the Sub-Adviser hereby undertakes to act as the investment sub-adviser of the Fund to provide investment advice and to perform for the Fund such other duties and functions as are hereinafter set forth. The Sub-Adviser shall, in all matters, give to the Fund and the Trust’s Board of Trustees, directly or through MassMutual, the benefit of the Sub-Adviser’s best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to ensure the Fund conforms to:

(i) the provisions of the Act and any rules or regulations thereunder;

(ii) any other applicable provisions of state or federal law;

(iii) the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust, as amended from time to time (collectively referred to as the “Trust Documents”);

(iv) policies and determinations of the Board of Trustees of the Trust and MassMutual which have been delivered to the Sub-Adviser;

        (v)  the fundamental and non-fundamental policies and investment restrictions of the Fund as reflected in the Trust’s registration statement under the Act or as such policies may, from time to time, be amended by the Fund’s shareholders; and

(vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time (collectively referred to as the “Disclosure Documents”).

        (b)  The appropriate officers and employees of the Sub-Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Trust and MassMutual with respect to any matter dealing with the business and affairs of the Fund, such as the valuation of portfolio securities of the Fund, including but not limited to securities that are either not registered for public sale or securities not traded on any securities market.

        2.    Duties of the Sub-Adviser.

        (a)  The Sub-Adviser shall, subject to the direction and control by the Trust’s Board of Trustees or MassMutual, to the extent MassMutual’s direction is not inconsistent with that of the Board of Trustees, (i) regularly provide investment advice and recommendations to the Fund, directly or through MassMutual, with respect to the Fund’s investments, investment policies and the purchase, sale or other disposition of securities and other investments; (ii) supervise and monitor continuously the investment program of the Fund and the composition of its portfolio and determine what securities or other investments shall be purchased or sold by the Fund; (iii) arrange, subject to the provisions of Section 5 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund; (iv) provide reports on the foregoing to the Board of Trustees at each Board meeting; and (v) undertake to do anything incidental to the foregoing to facilitate the performance of the Sub-Adviser’s obligations hereunder, including voting or exercising any consent rights with respect to such securities or investments.

        (b)  The Sub-Adviser shall provide to MassMutual such reports for the Fund, and in such time frames, as MassMutual shall reasonably request or as required by applicable law or regulation.

        (c)  Provided that none of MassMutual, the Fund or the Trust shall be required to pay any compensation other than as provided by the terms of this Sub-Advisory Agreement and subject to the provisions of Section 5 hereof, the Sub-Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

        (d)  Provided that nothing herein shall be deemed to protect the Sub-Adviser from acts or omissions in breach of this Sub-Advisory Agreement or from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard to its obligations and duties under this Sub-Advisory Agreement, the Sub-Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Sub-Advisory Agreement relates.

        (e)  The Sub-Adviser shall make all material disclosures to MassMutual and the Fund regarding itself and its partners, officers, directors, shareholders, employees, affiliates or any person who controls any of the foregoing, including, but not limited to, information regarding any change in control in the Sub-Adviser or any change in its key personnel, information regarding any material adverse change in the condition (financial or otherwise) of the Sub-Adviser or any person who controls the Sub-Adviser, information regarding the investment performance and general investment methods of the Sub-Adviser, its principals and affiliates, information that MassMutual reasonably deems material to the Fund or necessary to enable MassMutual to monitor the performance of the Sub-Adviser and information that is required, in the reasonable judgment of MassMutual, to be disclosed in any filings required by any governmental agency or by any applicable law, regulation, rule or order.

        (f)  The Sub-Adviser shall provide MassMutual with any information in the Sub-Adviser’s possession necessary for supervising the activities of its personnel, including professional, administrative and clerical personnel, including the compilation and maintenance of such records with respect to the Fund’s operations as may reasonably be required.

        (g)  The Sub-Adviser shall provide MassMutual, upon reasonable prior written request by MassMutual to the Sub-Adviser, with access to inspect at the Sub-Adviser’s office the books and records of the Sub-Adviser relating to the Fund and the Sub-Adviser’s performance hereunder and such other books and records of the Sub-Adviser as are necessary to confirm that the Sub-Adviser has complied with its obligations and duties under this Sub-Advisory Agreement.

        3.    Other Activities.

        (a)  Nothing in this Sub-Advisory Agreement shall prevent MassMutual or the Sub-Adviser or any officer thereof from acting as investment adviser or sub-adviser for any other person, firm, corporation or other entity and shall not in any way limit or restrict MassMutual or the Sub-Adviser or any of their respective directors, officers, members, stockholders, partners or employees from buying, selling, or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities are in compliance with U.S. federal and state securities laws, regulations and rules and will not adversely affect or otherwise impair the performance by any party of its duties and obligations under this Sub-Advisory Agreement.

        (b)  The Sub-Adviser agrees that it will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates over the Fund. The Sub-Adviser, upon reasonable request and receipt of adequate assurances of confidentiality, shall provide MassMutual with an explanation of the differences, if any, in performance between the Fund and any other account with investment objectives and policies similar to the Fund for which the Sub-Adviser, or any one of its principals or affiliates, acts as investment adviser. To the extent that a particular investment is suitable for both the Fund and the Sub-Adviser’s other clients, such investment will be allocated among the Fund and such other clients in a manner that is fair and equitable in the circumstances.

        4.    Compensation of the Sub-Adviser.

        MassMutual agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee paid quarterly, in arrears, at the following rate: an annual rate of .45% on the first $100 million of Aggregate Assets; .40% on the next $400 million of Aggregate Assets; and .35% on Aggregate Assets in excess of $500 million. For the purposes of this Sub-Advisory Agreement, “Aggregate Assets” shall mean the aggregate of (i) the average daily net assets of the Fund determined at the close of the New York Stock Exchange on each day that the Exchange is open for trading, and (ii) the average daily net assets of all other funds or accounts of MassMutual or its affiliates, including other funds registered under the Act, for which the Sub-Adviser provides investment advisory services determined at the close of the Exchange on each day that the Exchange is open for trading. MassMutual shall pay the Sub-Adviser such fee not later than the tenth (10th) business day immediately following the end of each calendar quarter. Aggregate Assets for which the Sub-Adviser provides investment advisory services shall mean only equity securities and securities convertible into equity securities, but shall not include cash or cash equivalents (and do not include the Sub-Adviser’s proprietary mutual funds or insurance trusts which are purchased by the Fund or by MassMutual registered or unregistered separate investment accounts).

        5.    Portfolio Transactions and Brokerage.

        (a)  The Sub-Adviser is authorized, in arranging the purchase and sale of the Fund’s publicly-traded portfolio securities, to employ or deal with such members of securities exchanges, brokers or dealers (hereinafter “broker-dealers”), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the best execution (prompt and reliable execution at the most favorable security price obtainable) of the Fund’s portfolio transactions.

        (b)  The Sub-Adviser may effect the purchase and sale of securities (which are otherwise publicly traded) in private transactions on such terms and conditions as are customary in such transactions, may use a broker to effect such transactions, and may enter into a contract in which the broker acts either as principal or as agent.

        (c)  The Sub-Adviser shall select broker-dealers to effect the Fund’s portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Sub-Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund’s portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer’s apparent familiarity with sources from or to whom particular securities might be purchased or sold; other matters involved in the receipt of brokerage and research services in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund; and such other considerations as the Board of Trustees of the Trust or MassMutual determine and provide to the Sub-Adviser from time to time. Subject to the foregoing, the Sub-Adviser may also consider sales of shares of the Fund, or may consider or follow the recommendations of MassMutual that take such sales into account, as factors in the selection of broker-dealers to effect the Fund’s portfolio transactions. Notwithstanding the above, nothing herein shall require the Sub-Adviser to use a broker-dealer which provides research services or to use a particular broker-dealer which MassMutual has recommended.

        6.    Representations And Warranties of The Sub-Adviser.

        The Sub-Adviser hereby represents and warrants to the Fund and MassMutual that:

        (a)  The Sub-Adviser has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Sub-Advisory Agreement and to act as contemplated by the Trust Documents and the Disclosure Documents, including without limitation registration as an investment adviser under the Advisers Act, and will maintain and renew any required licenses, registrations, approvals and memberships during the term of this Sub-Advisory Agreement.

        (b)  There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Sub-Adviser or any of its principals or affiliates is a party, or to which any of the assets of the Sub-Adviser is subject, which reasonably might be expected to (i) result in any material adverse change in the Sub-Adviser’s condition (financial or otherwise), business or prospects, (ii) affect adversely in any material respect any of the Sub-Adviser’s assets, (iii) materially impair the Sub-Adviser’s ability to discharge its obligations under this Sub-Advisory Agreement, or (iv) result in a matter which would require an amendment to the Sub-Adviser’s Form ADV, Part II; and the Sub-Adviser has not received any notice of an investigation by the Securities and Exchange Commission or any state regarding U.S. federal or state securities laws, regulations or rules.

        (c)  All references in the Disclosure Documents concerning the Sub-Adviser and its affiliates and the controlling persons, affiliates, stockholders, directors, officers and employees of any of the foregoing are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

        (d)  Subject to adequate assurances of confidentiality, the Sub-Adviser has supplied to, or made available for review by, MassMutual (and if requested by MassMutual to its designated auditor) all documents, statements, agreements and workpapers reasonably requested by it relating to accounts covered by the Sub-Adviser’s performance results and which are in the Sub-Adviser’s possession or to which it has access.

        The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

        7.    Covenants of the Sub-Adviser.

        (a)  If at any time during the term of this Sub-Advisory Agreement, the Sub-Adviser discovers any fact or omission, or any event or change of circumstances occurs, which would make the Sub-Adviser’s representations and warranties in Section 6 inaccurate or incomplete in any material respect, or which might render the Disclosure Documents untrue or misleading in any material respect, the Sub-Adviser will provide prompt written notification to the Fund and MassMutual of any such fact, omission, event or change of circumstances, and the facts related thereto.

        (b)  The Sub-Adviser agrees that, during the term of this Sub-Advisory Agreement, and for so long as investment in the Fund is being offered for sale, it will provide the Fund and MassMutual with updated information relating to the Sub-Adviser’s performance results as reasonably required from time to time by the Fund and MassMutual. The Sub-Adviser shall use its best efforts to provide such information within a reasonable period of time after the end of the month to which such updated information relates and the information is available to it.

        8.    Confidentiality.

        All information and advice furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas or court orders.

        9.    Duration.

        Unless terminated earlier pursuant to Section 10 hereof, this Sub-Advisory Agreement shall remain in effect for a period of two years from the date hereof. Thereafter it shall continue in effect from year to year, unless terminated pursuant to Section 10 hereof, so long as such continuance shall be approved at least annually by the Trust’s Board of Trustees, including the vote of the majority of the Trustees of the Trust who are not parties to this Sub-Advisory Agreement or “interested persons” (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a “majority” (as defined in the Act) of the outstanding voting securities of the Fund.

        10.    Termination.

        (a)  This Sub-Advisory Agreement shall terminate automatically upon its unauthorized assignment (within the meaning of the Act), the termination of the Advisory Agreement or the dissolution of the Fund.

        (b)  The Sub-Advisory Agreement may be terminated by MassMutual or the Board of Trustees of the Trust: (i) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser’s registration under the Adviser’s Act is suspended, terminated, lapsed or not renewed; (ii) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser is bankrupt or insolvent, seeks an arrangement with creditors, is dissolved or terminated or ceases to exist; (iii) by written notice to the Sub-Adviser with immediate effect, if MassMutual determines in good faith, for any reason, that such termination is appropriate for the protection of the Fund, including without limitation a good faith determination by MassMutual or the Board of Trustees of the Trust that the Sub-Adviser has breached an obligation or duty under this Sub-Advisory Agreement; or (iv) in their sole discretion, without penalty, upon ninety days prior written notice to Sub-Adviser. This Sub-Advisory Agreement also may be terminated at any time, without penalty, by the vote of the holders of a “majority” of the outstanding voting securities of the Fund (as defined in the Act).

        (c)  The Sub-Advisory Agreement may be terminated by the Sub-Adviser, without penalty at any time, upon ninety days’ prior written notice, to MassMutual and the Trust.

        11.    Indemnification.

        (a)  In any action in which MassMutual or the Fund or any of its or their controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, the Sub-Adviser agrees to indemnify and hold harmless the foregoing persons against any loss, claim, damage, charge, liability or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, damage, charge, liability or expense arises out of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement or to the advisory services for the account of the Fund provided by the Sub-Adviser, provided that the loss, claim, damage, liability, cost or expense related to, was based upon, or arose out of an act or omission of the Sub-Adviser or its officers, directors, employees, affiliates or controlling persons constituting willful misfeasance, bad faith, gross negligence, fraud, willful misconduct, a breach of this Sub-Advisory Agreement, or a violation of applicable federal or state securities laws, rules and regulations.

        (b)  In any action in which the Sub-Adviser or any of its controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, MassMutual agrees to indemnify and hold harmless the foregoing persons against any loss, claim, settlement, damage, charge, liability or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, settlement, damage, charge, liability or expense arises out of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement, the advisory services for the account of the Fund provided by the Sub-Adviser, the operation of the Fund or the contents of the Disclosure Documents, provided that the loss, claim, damage, liability, cost or expense did not relate to, or was not based upon, or did not arise out of an act or omission of the Sub-Adviser, its shareholders, or any of its partners, officers, directors, employees, agents or controlling persons constituting willful misfeasance, bad faith, gross negligence, fraud, willful misconduct, a breach of this Sub-Advisory Agreement, or a violation of applicable federal or state securities laws, rules and regulations.

        (c)  Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or dispute or commencement of any action or litigation, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11 except to the extent, if any, that such failure or delay prejudiced the other party in defending against the claim. In case any such claim, dispute, action or litigation is brought or asserted against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel specially approved in writing by such indemnified party, such approval not to be unreasonably withheld, following notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; in which event, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall continue to be liable to the indemnified party in all other respects as heretofore set forth in this Section 11. Notwithstanding any other provisions of this Section 11, if, in any claim, dispute, action or litigation as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel, with the choice of counsel subject to the consent of the indemnifying party (which consent shall not be withheld unreasonably), in connection with such claim, dispute, action or litigation and shall continue to be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim, dispute, action or litigation.

        12.    Disclaimer of Shareholder Liability.

        MassMutual and the Sub-Adviser understand that the obligations of the Trust under this Sub-Advisory Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust’s property. MassMutual and the Sub-Adviser represent that each has notice of the provisions of the Trust Documents disclaiming shareholder and Trustee liability for acts or obligations of the Trust.

        13.    Notice.

        Any notice under this Sub-Advisory Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Trust, at the addresses below or such other address as such other party may designate for the receipt of such notice.

If to MassMutual:	Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attention: Vernon J. Meyer, Vice President

If to the Sub-Adviser:	Davis Selected Advisers, L.P.
2949 East Elvira Road, Suite 101
Tucson, Arizona 86706
Attention: Kenneth Eich, Chief Operating Officer

With a copy to:	Davis Selected Advisers, L.P.
2949 East Elvira Road, Suite 101
Tucson, Arizona 86706
Attention: Thomas Tays, General Counsel

        If to either MassMutual or the Sub-Adviser, copies to:

MML Series Investment Fund
1295 State Street
Springfield, MA 01111
Attention: Thomas M. Kinzler, Vice President and Secretary

        14.    No Assignment.

        No assignment (within the meaning of the Act) of this Sub-Advisory Agreement may be made without the express written consent of all parties hereto.

        15.    Amendments to this Sub-Advisory Agreement.

        This Sub-Advisory Agreement may be amended only by a written instrument approved in writing by all parties hereto.

        16.    Governing Law.

        This Sub-Advisory Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

        17.    Survival.

        The provisions of this Sub-Advisory Agreement shall survive the termination or other expiration of this Sub-Advisory Agreement with respect to any matter arising while this Sub-Advisory Agreement was in effect.

        18.    Successors.

        This Sub-Advisory Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

        19.    Entire Agreement.

        This Sub-Advisory Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding on the parties hereto.

        20.    No Waiver.

        No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

        21.    Severability.

        If any one or more provisions in this Sub-Advisory Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision of this Sub-Advisory Agreement, but this Sub-Advisory Agreement shall be construed so as to effectuate the intent of the parties hereto as nearly as possible without giving effect to such invalid, illegal or unenforceable provision had never been contained herein.

        22.    Counterparts.

        This Sub-Advisory Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Fund, MassMutual and the Sub-Adviser have caused this Sub-Advisory Agreement to be executed as of the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:
Name: Vernon J. Meyer
Title: Vice President

DAVIS SELECTED ADVISERS , L.P.

By:
Name:
Title:

ACKNOWLEDGED:

MML SERIES INVESTMENT FUND
on behalf of MML Large Cap Value Fund

By:

Name: Thomas M. Kinzler
Title: Vice President and Secretary

APPENDIX C

Certain Other Mutual Funds Advised By The Sub-Adviser

        The Sub-Adviser has provided the following information to the Trust regarding other funds for which the Sub-Adviser acts as investment adviser or sub-adviser and which have investment objectives similar to those of the Fund.

Other Fund(s) with Similar Objectives to the MML Large Cap Value Fund	Fee Rate	Net Assets of Other Fund at December 31, 2000	Sub-Adviser’s Relationship to Other Fund (Adviser or Sub-Adviser)
Davis New York Venture Fund	Annual rate of 0.75% of average daily net assets on first $250 million; 0.65% on next $250 million; 0.55% on next $2.5 billion; 0.54% on next $1 billion; 0.53% on next $1 billion; 0.52% on next $1 billion; 0.51% on next $1 billion; 0.50% on remaining assets.	$21,790,824,402	adviser

Davis Variable Account Fund: Davis Value Portfolio	Annual Rate of 0.75% of average daily net assets.	$ 120,221,823	adviser

Selected American Shares	Annual rate of 0.65% of average
daily net assets on first $500
million; 0.60% on next $500
million; 0.55% on next $2.0 billion;
0.54% on next $1 billion; 0.53% on
next $1 billion; 0.52% on next $1
billion; 0.51% on next $1 billion;
	0.50% on remaining assets.	$ 5,703,273,136	adviser

SunAmerica Series Trust: Davis Venture Value Portfolio	Annual rate of 0.45% of average daily net assets on first $100 million; 0.40% on next $400 million; 0.35% on remaining assets.	$ 2,736,984,256	sub-adviser

Style Select Series: Value Portfolio	Annual rate of 0.45% of average daily net assets on first $100 million; 0.40% on next $400 million; 0.35% on remaining assets.	$ 48,021,952	sub-adviser

Style Select Series: Large-Cap Value Portfolio	Annual rate of 0.45% of average daily net assets on first $100 million; 0.40% on next $400 million; 0.35% on remaining assets.	$ 29,616,132	sub-adviser

MassMutual Institutional Funds: Large Cap Value Fund	Annual rate of 0.45% of average daily net assets on first $100 million; 0.40% on next $400 million; 0.35% on remaining assets.	$ 296,082,805	sub-adviser

New England Zenith Fund: Davis Venture Value Series	Annual rate of 0.45% of average daily net assets on first $100 million; 0.40% on next $400 million; 0.35% on remaining assets.	$ 924,280,768	sub-adviser

Other Fund(s) with Similar Objectives to the MML Large Cap Value Fund	Fee Rate	Net Assets of Other Fund at December 31, 2000	Sub-Adviser’s Relationship to Other Fund (Adviser or Sub-Adviser)
Masters’ Select Funds Trust (Litman/Gregory): The Masters’ Select Equity Fund	Annual Rate of 0.60% of average daily net assets.	$ 104,062,697	sub-adviser

Sun Capital Davis Venture Value Fund	Annual rate of 0.45% of average daily net assets on first $100 million; 0.40% on next $400 million; 0.35% on remaining assets.	$ 12,575,786	sub-adviser

Strategic Partners Annuity One (Prudential): SP Davis Value Portfolio	Annual rate of 0.45% of average daily net assets on first $100 million; 0.40% on next $400 million; 0.35% on remaining assets.	$ 12,635,596	sub-adviser

PROXY CARD

MML SERIES INVESTMENT FUND (The “Trust”)
MML Large Cap Value Fund (the “Fund”)

The undersigned hereby appoints James S. Collins and Thomas M. Kinzler, and each of them separately, as proxies of the undersigned (the “Proxies”), with full power of substitution to each, and hereby authorizes each of them to represent and vote all the shares of the Fund held of record as of February 16, 2001 at the Special Meeting of Shareholders to be held at the offices of the Trust on Tuesday, April 17, 2001 at 10:00 a.m. (eastern time), and at any and all of the adjournments thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Note: Please sign exactly the name(s) that appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person.

Date:_________________________	Signature:____________________________

This proxy is being solicited on behalf of the Fund by the Trust’s Board of Trustees. When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR approval of the Proposal as set forth in the proxy statement.

PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSAL SET FORTH BELOW.

Indicate your vote by marking one of the boxes under the Proposal. THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE FOR THE FOLLOWING:

(1) To approve the new Investment Sub-Advisory Agreement between MassMutual and Davis Selected Advisers, L.P. on behalf of the Fund.

FOR_________________________	AGAINST______________________	ABSTAIN________________

In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting and any adjournments of the meeting unless otherwise prohibited by the undersigned.

PLEASE VOTE, DATE AND SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE